Exhibit 99.1

Friday, October 14, 2005	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports 19% Increase in Earnings Per Share in Third Quarter

Oak Ridge, NJ – October 14, 2005 —Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported third quarter Net Income of $5.4 million, an increase of $806,000, or 18% as compared to the same period last year. Earnings per share was $0.25, an increase of 19% over the $0.21 reported in the third quarter of 2004 (restated to reflect the 5% stock dividend paid August 16, 2005). Annualized Return on Average Assets was 0.98% and Annualized Return on Average Equity was 11.11% for the third quarter of 2005.

Net Income for the first nine months of 2005 was $15.1 million, an increase of $3.2 million, or 27% from the $11.8 million reported for the same period last year. Diluted earnings per share was $0.69, a 10% increase from the $0.63 EPS reported in the first nine months of 2004. Return on Average Assets was 0.94% and Return on Average Equity was 10.47%.

Lakeland Bancorp also announced that it has declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on November 15, 2005 to holders of record as of the close of business October 28, 2005. A 5% stock dividend was paid on August 16, 2005.

In the third quarter, as previously disclosed, the Company reached a settlement with the remaining parties regarding the litigation of the purchased lease pools. Lakeland was paid an aggregate of $3.3 million and the parties executed mutual releases. This reduced Lakeland’s non-performing assets by $6.4 million, with no additional loan loss provision required.

-continued-

Roger Bosma, Lakeland Bancorp’s President and CEO, said: “We are very pleased with the record net income achieved in the third quarter of 2005, as well as the continued improvement in the credit quality of the bank’s loan portfolio. We look forward to the consolidation of our two bank subsidiaries into one in the fourth quarter of 2005, and the consolidation of three branch offices, which will reduce operating costs.”

Net Interest Income

Net interest income for the third quarter of 2005 was $17.7 million, as compared to the $17.0 million earned in the third quarter of 2004. Net interest margin at 3.71% compared to 3.86% in the third quarter of 2004, while average earning assets increased 8%. The Company’s yield on interest-earning assets increased by 37 basis points to 5.51% in the third quarter of 2005, from 5.14% for the same period last year. The cost of interest bearing liabilities increased 59 basis points, however, from 1.53% in the third quarter of 2004 to 2.12% in the third quarter of 2005. This increase in liability cost reflects an increase in interest rates over the last year, as well as the increase in rates offered for promotional time deposits and municipal accounts.

For the first nine months, net interest income was $52.8 million, or 19% higher than the $44.2 million reported for the first nine months of 2004. Net interest margin was 3.78% for the first nine months of 2005 compared to 3.85% for the same period last year, while average earning assets rose 21%. The Company’s yield on earning assets increased from 5.14% in 2004 to 5.41% for the first nine months of 2005. The Company’s cost of interest bearing liabilities increased from 1.56% in 2004 to 1.92% for the first nine months of 2005.

Noninterest Income

Noninterest income, excluding the gains on sales of securities, totaled $4.0 million and was $557,000, or 16% higher than the third quarter of 2004. Gains on sales of investment securities were $4,000 in third quarter 2005 compared to gains of $204,000 for the same period last year. Noninterest income, including gains on investment securities sold, totaled $4.0 million, or 10% higher than the third quarter of 2004. Service charges on deposit accounts totaling $2.7 million increased by $644,000 or 31% over the third quarter of 2004, primarily due to the recently implemented overdraft privilege checking program.

Noninterest income, excluding the gains on sales of securities, totaled $11.1 million and was $1.9 million, or 21% higher than the first nine months of 2004. Gains on sales of investment securities were $132,000 for the first nine months of 2005, as compared to $620,000 last year. Noninterest income, including gains on investment securities sold, totaled $11.2 million for the first nine months of 2005, or 14% higher than the same period last year. Service charges on deposit accounts increased 21% to $6.9 million, partially due to the overdraft privilege checking program; commissions and fees remained unchanged at $2.3 million; while lease income increased $643,000 to $704,000.

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Noninterest Expense

Noninterest expense for the third quarter of 2005 was $13.4 million, as compared to $13.0 million for the same period last year. Salary and benefit expense increased 6% to $7.4 million, reflecting normal salary and benefit increases. Occupancy, furniture and equipment expenses increased by 9% to $2.4 million, primarily due to increased costs incurred at the Company’s various locations. Other noninterest expenses decreased by $238,000, or 7% in the third quarter of 2005. This reduction was primarily due to legal expense, which decreased $239,000, from $417,000 in the third quarter of 2004, to $178,000 in the third quarter of 2005. The reduction in this category reflects the settlement of the litigation regarding the purchased leases. The bank’s efficiency ratio was 59.6% in the third quarter of 2005 as compared to 60.7% last year.

For the first nine months of 2005, noninterest expense was $40.3 million compared to $33.9 million in 2004, an increase of $6.4 million or 19%. The acquisition of Newton Financial Corp. took place on July 1, 2004. Therefore, only expenses incurred by Newton in the third quarter of 2004 are reflected in the nine-month results of 2004, as compared to expenses incurred for nine months in 2005. Salary and benefit costs increased by $3.6 million, or 20%. Occupancy, furniture and equipment expenses increased by $1.4 million, or 23%, reflecting the costs incurred at the ten new Newton branches. Amortization of core deposit intangibles increased by $402,000 due to the Newton acquisition. Other expenses increased $1.0 million or 11%. Increased marketing costs and Newton related expenses were partially offset by a reduction in legal expenses.

Financial Condition

At September 30, 2005, total assets were $2.191 billion. Total loans were $1.268 billion, up $89.1 million or 8% from $1.179 billion at year-end 2004. Total deposits were $1.806 billion, an increase of $78.8 million or 5% from December 31, 2004. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.374 billion and represented 76% of total deposits at September 30, 2005.

Asset Quality

At September 30, 2005, non-performing assets totaled $4.2 million (0.19% of total assets) and no longer included any non-performing assets related to the purchased lease pools. This compares to $13.7 million (0.64% of total assets) at year-end 2004. The Allowance for Loan and Lease Losses totaled $13.7 million at September 30, 2005 and represented 327% of non-performing loans. During the third quarter of 2005, the Company had net charge-offs of $3.1 million, or 1.02% of average loans, as compared to net charge-offs of $1.8 million, or 0.63% of average loans for the same period last year. The charge-off total in 2005 was primarily due to $3.0 million in commercial lease pool loans being charged-off, while the charge-off total in 2004 was primarily due to equipment leasing loans and commercial loans being charged-off. Based on management’s analysis, the provision for loan losses for the third quarter of 2005 was $304,000, compared to $926,000 during the third quarter of 2004. This reflects an overall improvement in asset quality.

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Capital

Stockholders’ equity was $190.3 million and book value per common share was $8.98 as of September 30, 2005. The Company’s leverage ratio was 7.53%. Tier I and total risk based capital ratios were 11.70% and 12.73%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines. The Company repurchased 236,144 shares during the third quarter of 2005 at an average price of $15.44 per share.

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the integration of Newton Financial Corp. into Lakeland and The Newton Trust Company into Lakeland Bank, corporate objectives, and other financial and business matters. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank and Newton Trust Company, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$17,727	$17,022	$52,761	$44,176
Provision for Loan Losses	(304)	(926)	(1,414)	(2,676)
Noninterest Income (excluding investment securities gains)	3,978	3,421	11,103	9,209
Gain on sales of investment securities	4	204	132	620
Noninterest Expense	(13,410)	(13,006)	(40,314)	(33,895)

Pretax Income	7,995	6,715	22,268	17,434
Tax Expense	(2,637)	(2,163)	(7,205)	(5,595)

Net Income	$5,358	$4,552	$15,063	$11,839

Memo: Tax equivalent adjustment	$481	$466	$1,437	$1,273
Basic Earnings Per Share *	$0.25	$0.21	$0.70	$0.64
Diluted Earnings Per Share *	$0.25	$0.21	$0.69	$0.63
Dividends per share *	$0.10	$0.095	$0.29	$0.286
Weighted Average Shares - Basic *	21,329	21,847	21,533	18,481
Weighted Average Shares - Diluted *	21,508	22,083	21,719	18,717

SELECTED OPERATING RATIOS
Return on Average Assets	0.98%	0.90%	0.94%	0.91%
Return on Average Equity	11.11%	9.57%	10.47%	11.43%
Yield on Interest Earning Assets	5.51%	5.14%	5.41%	5.14%
Cost of funds	2.12%	1.53%	1.92%	1.56%
Net interest spread	3.39%	3.61%	3.49%	3.58%
Net interest margin	3.71%	3.86%	3.78%	3.85%
Efficiency ratio	59.64%	60.70%	60.35%	61.10%
Stockholders’ equity to total assets			8.68%	9.09%
Book value per share *			$8.98	$8.91

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.48%	0.44%
Ratio of allowance to total loans			1.08%	1.63%
Non-performing loans to total loans			0.33%	1.49%
Non-performing assets to total assets			0.19%	0.88%
Allowance to non-performing loans			327%	109%

SELECTED BALANCE SHEET DATA AT PERIOD-END

	9/30/2005	12/31/2004
Loans	$1,267,676	$1,178,606
Allowance for Loan Losses	13,711	16,638
Investment Securities	686,024	745,028
Total Assets	2,190,938	2,141,021
Deposits	1,805,564	1,726,804
Short-Term Borrowings	90,827	110,830
Long-Term Debt	91,762	98,991
Stockholders’ Equity	190,272	194,548

SELECTED AVERAGE BALANCE SHEET DATA

	For the three months ended		For the nine months ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
Investment Securities	$678,760	$667,764	$696,198	$617,384
Loans, net	1,232,518	1,117,074	1,201,964	947,242
Interest-Earning Assets	1,946,201	1,802,258	1,918,683	1,580,409
Total Assets	2,162,856	2,017,161	2,137,660	1,737,178
Core Deposits	1,350,846	1,338,304	1,339,965	1,161,253
Time Deposits	418,578	350,134	400,129	304,732
Deposits	1,769,424	1,688,438	1,740,094	1,465,985
Total Interest-Bearing Liabilities	1,646,118	1,501,610	1,626,321	1,318,554
Short-Term Borrowings	98,107	30,944	98,785	31,075
Long-Term Debt	34,989	43,164	38,488	37,141
Subordinated Debentures	56,703	56,703	56,703	56,703
Stockholders’ Equity	191,276	189,248	192,294	138,392

*	Retroactively adjusted for 5% stock dividend payable on August 16, 2005 to shareholders of record July 29, 2005.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
(dollars in thousands)	(unaudited)

ASSETS
Cash and due from banks	$47,362	$47,981
Federal funds sold and interest-bearing deposits due from banks	24,691	7,365

Total cash and cash equivalents	72,053	55,346

Investment securities available for sale	528,560	582,106
Investment securities held to maturity; fair value of $155,607 in 2005 and $162,926 in 2004	157,464	162,922
Loans:
Commercial	702,859	654,085
Residential mortgages	261,797	234,600
Consumer and home equity	303,020	289,921

Total loans	1,267,676	1,178,606
Plus: deferred fees	(4,146)	(2,601)
Less: Allowance for loan and lease losses	13,711	16,638

Net loans	1,249,819	1,159,367
Premises and equipment - net	31,853	31,749
Accrued interest receivable	8,504	8,002
Goodwill and other identifiable intangible assets	93,670	94,119
Bank owned life insurance	35,141	34,240
Other assets	13,874	13,170

TOTAL ASSETS	$2,190,938	$2,141,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$313,388	$319,359
Savings and interest-bearing transaction accounts	1,060,857	1,041,621
Time deposits under $100,000	291,419	269,820
Time deposits $100,000 and over	139,900	96,004

Total deposits	1,805,564	1,726,804
Securities sold under agreement to repurchase	90,827	110,830
Long-term debt	35,059	42,288
Subordinated debentures	56,703	56,703
Other liabilities	12,513	9,848
TOTAL LIABILITIES	2,000,666	1,946,473

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 22,442,337 at September 30, 2005 and 22,443,298 at December 31, 2004	226,186	208,933
Accumulated Deficit	(12,553)	(3,847)
Treasury stock, at cost, 1,248,618 shares at September 30, 2005 and 728,330 at December 31, 2004	(18,949)	(10,878)
Accumulated other comprehensive income	(4,412)	340

TOTAL STOCKHOLDERS’ EQUITY	190,272	194,548

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,190,938	$2,141,021

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$19,650	$16,425	$55,623	$41,906
Federal funds sold and interest-bearing deposits with banks	283	45	503	93
Taxable investment securities	5,659	5,443	17,394	15,184
Tax-exempt investment securities	894	865	2,670	2,364

TOTAL INTEREST INCOME	26,486	22,778	76,190	59,547

INTEREST EXPENSE
Deposits	6,510	4,185	16,959	10,846
Federal funds purchased and securities sold under agreements to repurchase	795	110	2,181	277
Long-term debt	1,454	1,461	4,289	4,248

TOTAL INTEREST EXPENSE	8,759	5,756	23,429	15,371

NET INTEREST INCOME	17,727	17,022	52,761	44,176
Provision for loan and lease losses	304	926	1,414	2,676

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,423	16,096	51,347	41,500

NONINTEREST INCOME
Service charges on deposit accounts	2,698	2,054	6,939	5,757
Commissions and fees	798	911	2,264	2,269
Gain on the sales of securities	4	204	132	620
Income on bank owned life insurance	303	303	905	833
Lease Income	44	16	704	61
Other income	135	137	291	289

TOTAL NONINTEREST INCOME	3,982	3,625	11,235	9,829

NONINTEREST EXPENSE
Salaries and employee benefits	7,408	6,965	21,655	18,074
Net occupancy expense	1,289	1,135	4,048	3,160
Furniture and equipment	1,122	1,076	3,332	2,828
Stationery, supplies and postage	467	400	1,373	1,089
Legal fees	178	417	625	1,406
Marketing expense	390	450	1,265	1,141
Amortization of core deposit intangibles	303	303	909	507
Other expenses	2,253	2,260	7,107	5,690

TOTAL NONINTEREST EXPENSE	13,410	13,006	40,314	33,895

INCOME BEFORE PROVISION FOR INCOME TAXES	7,995	6,715	22,268	17,434
Provision for income taxes	2,637	2,163	7,205	5,595

NET INCOME	$5,358	$4,552	$15,063	$11,839

EARNINGS PER COMMON SHARE
Basic	$0.25	$0.21	$0.70	$0.64

Diluted	$0.25	$0.21	$0.69	$0.63

DIVIDENDS PER SHARE	$0.10	$0.095	$0.29	$0.286